EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


          We consent to the incorporation by reference in the Registration
Statement (Form S-8, No. 333-    ) pertaining to the 1998 Stock Option and
Incentive Plan, as amended, of our report dated November 4, 1999, with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F) for the year ended September 30, 1999, filed with the Securities and Exchange Commission on December 7, 1999.



                                        /s/ Ernst & Young LLP


St. Louis, Missouri
December 14, 1999



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